UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2020

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10975 N. Torrey Pines Road, Suite 150

La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2020, Avidity Biosciences, Inc. (the “Company”) entered into an Amended and Restated Lease Agreement (the “Amended and Restated Lease”) with ARE-SD Region No. 44, LLC (“ARE”), amending and restating the Lease Agreement by and between the Company and ARE dated June 1, 2020. The Amended and Restated Lease adds approximately 24,141 rentable square feet (the “new premises”) adjacent to the Company’s existing 23,596 rentable square feet (the “existing premises”) in San Diego, California.

ARE will deliver possession of the new premises on November 1, 2021 (the “commencement date”), and the Amended and Restated Lease has a 60-month term beginning on the commencement date. The initial monthly base rent under the Amended and Restated Lease is $250,619, which will increase 3% per year throughout the term of the lease.  Under the terms of the Amended and Restated Lease, the Company is required to maintain a letter of credit totaling $250,619 throughout the lease term.

The Amended and Restated Lease also contains an option for the Company to expand its leased space from ARE, as well as to extend the term of the lease for an additional five years, under certain conditions.

***

The foregoing description of the Amended and Restated Lease does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: December 21, 2020	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer

2